SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): August 13, 1998


                           Mitchell Bancorp, Inc.
                           ----------------------
           (Exact name of registrant as specified in its charter)


       North Carolina               0-28446                    56-1966011
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(State or other jurisdiction      (Commission              (I.R.S. Employer
of incorporation)                 File Number)             Identification No.)


210 Oak Avenue, Spruce Pine, North Carolina                     28777
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number (including area code):  (704) 765-7324


                                Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
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     On August 13, 1998, the Registrant entered into a definitive Agreement and Plan of Merger ("Agreement") with First Western Bank, Burnsville, North Carolina ("First Western") pursuant to which the Registrant and its wholly-owned subsidiary, Mitchell Savings Bank, Inc., SSB, Spruce Pine, North Carolina ("Mitchell Savings"), will be merged into First Western. The surviving entity will be First Western, a commercial bank chartered by the State of North Carolina. The Agreement provides that each share of Registrant's common stock will be exchanged for 1.60 shares of First Western common stock, $20.00 in cash, or a combination thereof, subject to the requirement that no more than 49.9% of the total merger consideration may be paid in cash. Mitchell Savings' Employee Stock Ownership Plan ("ESOP") will have first preference to the cash consideration in order to retire the loan incurred by it (outstanding balance of approximately $679,000 at June 30, 1998) to acquire shares of the Registrant's common stock issued in Mitchell Savings' 1996 mutual-to-stock conversion. The merger is intended to constitute a tax-free reorganization and to be accounted for as a purchase. Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by both the Registrant's and First Western's stockholders.

     For further information regarding the terms of the proposed transaction, reference is made to the Agreement and the Registrant's and First Western's joint press release dated August 13, 1998, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

          2    Agreement and Plan of Merger

          99   Press Release dated August 13, 1998

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                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              MITCHELL BANCORP, INC.



DATE: August 18, 1998         By:  /s/Edward Ballew, Jr.
                                   ---------------------------------------
                                   Edward Ballew, Jr.
                                   Chief Executive Officer

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                                 Exhibit 2

                        Agreement and Plan of Merger

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                        AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of the 13th day of August, 1998 (this "Agreement"), by and between MITCHELL BANCORP, INC. ("Mitchell Bancorp") and FIRST WESTERN BANK ("First Western").

     WHEREAS, Mitchell Bancorp is a corporation organized under the laws of the State of North Carolina, with its executive offices located in Spruce Pine, North Carolina, and the parent corporation of Mitchell Savings Bank, Inc., SSB ("Mitchell Savings"); and

     WHEREAS, First Western is a commercial bank organized under the laws of the State of North Carolina, with its executive offices located in Burnsville, North Carolina; and

     WHEREAS, Mitchell Bancorp and First Western have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Mitchell Bancorp to be acquired by First Western with the effect that each of the outstanding shares of Mitchell Bancorp will be converted into newly issued shares of First Western and/or the right to receive cash in the manner and upon the terms and conditions contained in this Agreement; and

     WHEREAS, to effectuate the foregoing, Mitchell Bancorp and First Western desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the respective Boards of Directors of Mitchell Bancorp and First Western have resolved that the transactions described in this Agreement are in the best interests of the parties and their respective shareholders and have approved the transactions described in this Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants hereinafter contained, and other good and valuable consideration, the parties hereto agree as follows:

                       ARTICLE I.  AGREEMENT TO MERGE

     1.01. Nature of Transaction. At the Effective Time (as hereinafter defined), Mitchell Bancorp shall be merged into Mitchell Savings and immediately thereafter, Mitchell Savings will be merged into First Western pursuant to the terms and conditions set forth herein, or such other method of effecting the acquisition of Mitchell Bancorp as may be required, in the reasonable opinion of First Western, in order for the acquisition of Mitchell Bancorp by First Western (the "Acquisition") to be accomplished under North Carolina law and for the Acquisition to constitute a reorganization within the meaning of Section 368(a) of the Code (the "Mergers").

     1.02. Effect of Mergers. At the Effective Time and as provided in N.C. Gen. Stat. Section 53-13, the separate corporate existence of Mitchell Bancorp and Mitchell Savings (collectively "Mitchell") shall cease while the corporate existence of First Western as the surviving corporation in the Mergers shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Mergers. Following the Mergers, First Western shall continue to operate as a North Carolina banking corporation, and it will continue to conduct its business and the business of Mitchell Savings at the then legally established branch and main offices of First Western and Mitchell Savings. The duration of the corporate existence of First Western, as the surviving corporation, shall be perpetual and unlimited.

     1.03. Assets and Liabilities of the Bank. At the Effective Time and by reason of the Mergers, and in accordance with N.C. Gen. Stat. Sections 53-13, 53-17 and 55-11-06, all of Mitchell's property, assets and rights of every kind and character (including, without limitation, all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Mitchell, whether tangible or intangible) shall be transferred to and vest in First Western, and First Western shall succeed to all the rights, privileges, immunities,

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powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Mitchell, all without any conveyance, assignment or further act or deed. First Western shall be responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Mitchell as of the Effective Time.

     1.04. Articles, By-Laws and Management. The Articles of Incorporation and By-Laws of First Western in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of First Western as the surviving corporation. The officers and directors of First Western in office at the Effective Time shall continue to hold such offices until the election or appointment of their respective successors.

     1.05. Closing; Articles of Merger; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place as First Western shall designate, on a date specified by First Western (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Mergers by governmental or regulatory authorities (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, First Western and Mitchell shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Mergers and cause each of them to become effective, and they shall execute Articles of Merger for each merger under North Carolina law. Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of government and regulatory authorities), the Mergers shall be effective on the date and at the time (the "Effective Time") designated in the respective Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be more than ten (10) days following the Closing Date. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

     1.06. Conversion of Mitchell Stock. (a) At the Effective Time, all rights of Mitchell Bancorp's shareholders with respect to all then outstanding shares of Mitchell Bancorp's common stock, par value $0.01 per share ("Mitchell Stock"), shall cease to exist, and, as consideration for and to effectuate the Mergers (and except as otherwise provided below), each such outstanding share of Mitchell Stock (other than any shares held by Mitchell Bancorp as treasury shares or shares held by First Western or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, First Western, or Mitchell Bancorp, into and represent the right to receive the cash and/or shares of stock of First Western's $5.00 par value common stock ("First Western Stock") constituting the Merger Consideration.
As used in this Agreement, the term "Merger Consideration" shall mean either the amount of cash set forth in clause (i) below (the "Cash Merger Consideration") or that number of shares of First Western Stock, as set forth in clause (ii) below (the "Stock Merger Consideration"), at the election of the holder of each share of Mitchell Stock, subject, however, to proration as set forth below:

               (i) If Cash Merger Consideration is to be paid with respect to a share of Mitchell Stock, the Merger Consideration with respect to such share of Mitchell Stock shall be in the amount of Twenty Dollars and No Cents ($20.00).

               (ii) If Stock Merger Consideration is to be paid with respect to a share of Mitchell Stock, the Merger Consideration with respect to such shares of Mitchell Stock shall be 1.60 (the "Conversion Rate") newly issued shares of First Western Common Stock.

     (b) At the Effective Time, and without any action by Mitchell Bancorp, First Western, or any holder thereof, Mitchell Bancorp's stock transfer books shall be closed as to holders of Mitchell Stock immediately prior to the Effective Time and, thereafter, no transfer of Mitchell Stock by any such holder may be made or registered. The holders of shares of Mitchell Stock shall cease to be, and shall have no further rights as, stockholders of Mitchell Bancorp other

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than as provided in this Agreement.  Following the Effective Time, certificates representing shares of Mitchell Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) the Merger Consideration to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

     (c) The calculations of the respective amounts of Cash Merger Consideration and Stock Merger Consideration payable and issuable pursuant to the terms of the Agreement shall be prepared by First Western and agreed to by Mitchell Bancorp and set forth in reasonable detail in a schedule that shall be delivered to the transfer agent for First Western, or such other exchange agent as First Western may determine with the approval of Mitchell Bancorp, which approval shall not be unreasonably withheld (the "Exchange Agent"), prior to the Closing Date.

     1.07 Allocation Procedures. (a) Subject to and in accordance with the allocation and election procedures set forth in this Agreement, each record holder of a share of Mitchell Stock ("Shareholder") shall, prior to the Election Deadline (as hereinafter defined), specify (i) the number of whole shares of Mitchell Stock held by such Shareholder as to which such Shareholder shall desire to receive the Cash Merger Consideration (which shall include any Shareholder who properly exercises rights of dissent and appraisal as described in Paragraph 1.13), and (ii) the number of whole shares of Mitchell Stock held by such Shareholder as to which such Shareholder shall desire to receive the Stock Merger Consideration.

     (b) At the Effective Time of the Merger, each unexercised option for Mitchell Stock ("Stock Option") shall be deemed canceled, and as consideration therefor, at the election of each holder of a Stock Option (the "Option Holders"), and together with the Shareholders, (the "Holders") shall be converted into the right to receive either (i) solely a cash payment amount (the "Cash Out") equal to the excess of (A) $20.00 over the exercise price per share of Mitchell Stock covered by the Stock Option, multiplied by (B) the total number of shares of Mitchell Stock covered by the Stock Option or (ii) solely a number of shares (rounded to the nearest whole number) of First Western Stock (the "Stock Exchange") equal to the excess of (A) $20.00 over the exercise price per share of Mitchell Stock covered by the Stock Option, multiplied by (B) the total number of shares of Mitchell Stock covered by the Stock Option and divided by $20.00.

     (c)  An election as described in clause (i) of Paragraph (a) or clause
(i) of Paragraph (b) of this Section is herein referred to as a "Cash Election," and shares of Mitchell Stock as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election as described in clause (ii) of Paragraph (a) or clause (ii) of Paragraph (b) is herein referred to as a "Stock Election," and shares as to which a Stock Election has been made are herein referred to as "Stock Election Shares." A failure to indicate a preference in accordance with this Paragraph is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares." The Employee Stock Ownership Plan of Mitchell shall be deemed to have elected Cash Merger Consideration for purposes of all unallocated shares, and such election shall take precedence over all other Cash Elections.

     (d) Payment of cash pursuant to the Cash Merger Consideration and the Cash Out, and issuance of First Western Stock pursuant to the Stock Merger Consideration and the Stock Exchange, shall be allocated to Holders such that the number of shares of Mitchell Stock (outstanding or subject to Stock Options) as to which cash is paid shall equal 49.9% of the aggregate number of shares of Mitchell Stock outstanding plus those subject to Stock Options (the "Aggregate Shares"), and the number of shares of Mitchell Stock (outstanding or subject to Stock Options) as to which First Western Stock is issued shall equal 50.1% of the Aggregate Shares, as follows:

               (i) If the number of Cash Election Shares is in excess of 49.9% of the Aggregate Shares, then (A) Non-Electing Shares shall be deemed to be Stock Election Shares, (B) Cash Election Shares of Option Holders shall be treated as Cash Election Shares without adjustment, and
     (B)(I) Cash Election Shares of each

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     Shareholder shall be reduced pro rata by multiplying the number of Cash
     Election Shares of such Shareholder by a fraction, the numerator of which is the number of shares of Mitchell Stock equal to 49.9% of the Aggregate Shares minus the aggregate number of Cash Election Shares of Option Holders, and the denominator of which is the aggregate number of Cash Election Shares of all Shareholders; and (II) the shares of such Shareholder representing the difference between such Shareholder's initial Cash Election and such Shareholder's reduced Cash Election pursuant to clause (I) shall be converted into and be deemed to be Stock Election Shares.

               (ii) If the number of Stock Election Shares is in excess of 50.1% of the Aggregate Shares, then (A) Non-Electing Shares shall be deemed to be Cash Election Shares, and (B)(I) Stock Election Shares of each Holder shall be reduced pro rata by multiplying the number of Stock Election Shares of such Holder by a fraction, the numerator of which is the number of shares of Mitchell Stock equal to 50.1% of the Aggregate Shares, and the denominator of which is the aggregate number of Stock Election Shares of all Holders; and (II) the shares of such Holder representing the difference between such Holder's initial Stock Election and such Holder's reduced Stock Election pursuant to clause (I) shall be converted into and be deemed to be Cash Election Shares.

               (iii) If the number of Cash Election Shares is less than or equal to 49.9% of the Aggregate Shares and the number of Stock Election Shares is less than or equal to 50.1% of the Aggregate Shares, then (A) there shall be no adjustment to the elections made by electing Holders, and (B) Non-Electing Shares of each Holder shall be treated as Stock Elections Shares and/or as Cash Election Shares in proportion to the respective amounts by which the Cash Election Shares and the Stock Election Shares are less than the 49.9% and 50.1% limits, respectively.

     (e) After taking into account the foregoing adjustment provisions, each Cash Election Share (including those deemed to be Cash Election Shares) shall receive in the Mergers the Cash Merger Consideration or the Cash Out, as applicable, and each Stock Election Share (including those deemed to be Stock Election Shares) shall receive in the Mergers the Stock Merger Consideration (and cash in lieu of fractional shares) or the Stock Exchange, as applicable.

     (f) Notwithstanding any other provision of this Agreement, if the application of the provisions of this Section would result in Holders receiving a number of shares of First Western Stock that would prevent the Merger Consideration from consisting in the aggregate of 49.9% Cash Merger Consideration and 50.1% Stock Merger Consideration or otherwise prevent the satisfaction of any of the conditions set forth in Article 7 hereof, the number of shares otherwise allocable to Holders pursuant to this Paragraph shall be adjusted in an equitable manner as shall be necessary to enable the satisfaction of all conditions.

     1.08 Election Procedures. (a) First Western shall prepare a form for purposes of making elections and containing instructions with respect thereto (the "Election Form"). The Election Form shall be distributed to each Holder at such time as the First Western shall determine and shall specify the date by which all such elections must be made (the "Election Deadline"), which date shall be the date of the meeting of Shareholders to approve the Agreement and the Mergers or such other date determined by the First Western.

     (b) Elections shall be made by Holders by mailing to the Exchange Agent a completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent, accompanied by Old Certificates or by the Stock Option as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Securities Dealers, Inc.("NASD")), or by evidence that such certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as shall be reasonably requested by First Western, and received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form.

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     (c)  First Western will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of First Western (or the Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to Mitchell Bancorp. Neither First Western nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

     (d) For the purposes hereof, a Holder who does not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election.

     (e) In the event that this Agreement is terminated pursuant to the provisions hereof and any Old Certificates or Stock Options have been transmitted to the Exchange Agent pursuant to the provisions hereof, First Western and Mitchell Bancorp shall cause the Exchange Agent to promptly return such Old Certificates or Stock Options to the person submitting the same.

     1.09 Exchange Procedures. At the Effective Time, the Exchange Agent shall issue and deliver to First Western certificates representing the aggregate number of whole shares of First Western Stock into which the outstanding shares of Mitchell Stock have been converted as provided above. Within five days following the Effective Time, First Western shall send or cause to be sent to each Shareholder who did not previously submit a properly completed Election Form written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former Shareholder of his or her Old Certificates, the Exchange Agent shall deliver the Merger Consideration to the Shareholder in exchange for the surrender and delivery to the Exchange Agent by said Shareholder of his or her Old Certificates.

     1.10 Treatment of Fractional Shares. No scrip or certificates representing fractional shares of First Western Stock will be issued to any former shareholder of Mitchell, and, except as provided below, no Shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of First Western Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of First Western Stock, First Western shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former Shareholders in accordance with their respective interests. For purposes of this Paragraph, the "aggregate market value" of all fractional shares of First Western Stock shall be equal to the total of such fractional shares multiplied by the amount necessary to preserve the economic value of such shares.

     1.11 Surrender of Certificates. Subject to Paragraph 1.13 below, no Merger Consideration, or cash for any fractional share of First Western Stock, shall be delivered to any former Shareholder unless and until such Shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Mitchell Stock, together with a properly completed Election Form or Transmittal Letter in such form as shall be provided to the Shareholder by First Western for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of First Western Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s), the Exchange Agent shall pay to the registered holder of the shares of First Western Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions that have accrued but remain unpaid with respect to such shares. Neither First Western, Mitchell Bancorp, nor the Exchange Agent shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither First Western, Mitchell Bancorp, nor the Exchange Agent shall be liable to a former holder of Mitchell Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law. Each Shareholder will be responsible for all federal, state and local taxes that may be incurred by him or her on account of his or her receipt

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of the Merger Consideration to be paid in the Merger.

     1.12 Antidilutive Adjustments. If, following the date of this Agreement, First Western shall change the number of outstanding shares of First Western Stock as a result of a dividend payable in shares of First Western Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment will be made to increase or decrease the number of shares of First Western Stock to be issued in exchange for each of the shares of Mitchell Stock.

     1.13 Dissenters. Any Shareholder who has and properly exercises the right of dissent and appraisal with respect to the Mergers as provided in
Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Mitchell Stock in the manner and pursuant to the procedures provided therein. Shares of Mitchell Stock held by persons who exercise Dissenters Rights shall not be converted as provided in Paragraph 1.06 above. However, if any Shareholder who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Mitchell Stock, at First Western's sole option, shall be deemed to have been converted into the right to receive the Merger Consideration as of the Effective Time as provided in Paragraph 1.06 above. Any shares of First Western Stock authorized to be issued pursuant to this Agreement but not exchanged for shares of Mitchell Stock because of the exercise of Dissenters Rights may be sold by the Exchange Agent at public auction or by private sale, or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by First Western.

     1.14 Lost Certificates. Any Shareholder whose Old Certificate has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of First Western Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or First Western pursuant to the provisions of N.C. Gen. Stat. Section 25-8-405 and N.C. Gen. Stat. Section 25-8-104 (including without limitation a requirement that the Shareholder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and First Western).

     1.15 Outstanding First Western Stock. The status of the shares of First Western Stock that are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

          ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF MITCHELL

     Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01 below) to First Western, Mitchell Bancorp hereby makes the following representations and warranties to First
Western:

     2.01. Organization; Standing; Power. Mitchell Bancorp and Mitchell Savings and Mitchell Mortgage & Investment Co. (the "Subsidiary") each (i) is duly organized and incorporated, validly existing and in good standing (as a business corporation, savings bank and a business corporation, respectively) under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Mitchell Bancorp and its subsidiaries considered as one enterprise; and, (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Mitchell Bancorp and its subsidiaries considered as one enterprise. Mitchell Savings is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Mitchell Savings is a member of the Federal Home Loan Bank ("FHLB") of Atlanta.

     2.02. Capital Stock. Mitchell Bancorp's authorized capital stock consists of 3,000,000 shares of common

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stock, of $0.01 par value per share, and 500,000 shares of preferred stock, of
$0.01 par value per share. As of the date of this Agreement, 937,174 shares of Mitchell Stock are issued and outstanding and no shares of preferred stock have been issued. As of the date of this Agreement, Mitchell Bancorp has 97,990 shares of Mitchell Stock reserved for issuance under employee and director stock option plans, pursuant to which options covering 68,596 shares of Mitchell Stock are outstanding. As of the date of this Agreement, Mitchell Bancorp has 39,196 shares of Mitchell Stock reserved for issuance under its Management Recognition and Development Plan ("MRDP"), pursuant to which shares 31,358 of Mitchell Stock have been granted.

     As of the date of this Agreement, Mitchell Savings has 1,000 authorized shares of common stock of $1.00 par value per share ("Mitchell Savings Stock") (no other class of capital stock being authorized), of which 1,000 shares of Mitchell Savings Stock are issued and outstanding. All of the issued and outstanding shares of Mitchell Savings Stock are owned of record and beneficially by Mitchell Bancorp.

     The Subsidiary's authorized capital stock consists of 2,000 shares of common stock, $100 par value per share ("Subsidiary Stock"), of which 160 shares are issued and outstanding and constitute the Subsidiary's only outstanding securities. All outstanding shares of Subsidiary Stock are owned of record and beneficially by Mitchell Savings.

     Each outstanding share of Mitchell Stock, Mitchell Savings Stock and Subsidiary Stock, respectively, (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirements under or an applicable exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The shareholders of Mitchell Bancorp do not have preemptive rights.

     2.03. Principal Shareholders. Other than as Previously Disclosed, no person or entity is known to Mitchell Bancorp to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Mitchell Stock.

     2.04. Subsidiaries. Mitchell Savings is the record and beneficial owner of all of the issued and outstanding shares of Subsidiary Stock. The Subsidiary is an inactive corporation. Other than as Previously Disclosed to First Western, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has any subsidiary (direct or indirect), or owns any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity.

     2.05. Convertible Securities, Options, Etc. With the exception of the Stock Options listed under Paragraph 2.02, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has any outstanding (i) securities or other obligations (including debentures or other debt instruments) that are convertible into shares of Mitchell Stock, Mitchell Savings Stock or Subsidiary Stock, respectively, or any other securities of Mitchell Bancorp, Mitchell Savings or the Subsidiary, respectively; (ii) options, warrants, rights, calls or other commitments of any nature that entitle any person to receive or acquire any shares of Mitchell Stock, Mitchell Savings Stock or Subsidiary Stock, respectively, or any other securities of Mitchell Bancorp, Mitchell Savings or the Subsidiary, respectively; or (iii) plan, agreement or other arrangement pursuant to which shares of Mitchell Stock, Mitchell Savings Stock or Subsidiary Stock, respectively, or any other securities of Mitchell Bancorp, Mitchell Savings or the Subsidiary, respectively, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by Mitchell Bancorp's Board of Directors and executed and delivered on Mitchell Bancorp's behalf. Subject only to the approval of the shareholders of Mitchell Bancorp as described in Paragraph
6.01 below and required approvals of governmental or regulatory authorities described in Paragraph 7.01(a) below in the manner required by law, (i) Mitchell Bancorp has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Mitchell Bancorp to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement has been

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executed on behalf of Mitchell Bancorp enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on Mitchell Bancorp and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Mitchell Bancorp with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Mitchell Bancorp's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Mitchell Bancorp, Mitchell Savings or the Subsidiary is bound or by which it, its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Mitchell Bancorp's, Mitchell Savings' or the Subsidiary's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or government body; (iv) result in the acceleration of any obligation or indebtedness of Mitchell Bancorp, Mitchell Savings or the Subsidiary; or,
(v) interfere with or otherwise adversely affect Mitchell Bancorp's or Mitchell Savings' ability to carry on its business as presently conducted.

     No consents, approvals or waivers are required to be obtained from any person or entity in connection with Mitchell Bancorp's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of the Shareholders as described in Paragraph 7.01(c) below and of governmental or regulatory authorities as described in Paragraph 7.01(a) below.

     2.08. Mitchell Books and Records. Mitchell Bancorp's, Mitchell Savings' and the Subsidiary's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices. Such books and records are complete and reflect accurately in all material respects Mitchell Bancorp's, Mitchell Savings' and the Subsidiary's respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The respective minute books of Mitchell Bancorp, Mitchell Savings and the Subsidiary accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to First Western and its representatives.

     2.09. Mitchell Reports. Since January 1, 1993, and where the failure to file has had or could have a material adverse effect on Mitchell Bancorp and its subsidiaries considered as one enterprise, Mitchell has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the Administrator of the North Carolina Savings Institutions Division (the "Administrator"), (iii) the Board of Governors of the Federal Reserve (the "Federal Reserve"), (iv) the Securities and Exchange Commission (the "SEC"), or (v) any other governmental or regulatory authorities having jurisdiction over Mitchell Bancorp, Mitchell Savings or the Subsidiary (the "Regulatory Authorities"). All such reports, registrations and statements filed by Mitchell with the Regulatory Authorities are collectively referred to herein as the "Mitchell Reports." As of their respective dates, each Mitchell Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Mitchell has not been notified that any such Mitchell Report was deficient in any material respect as to form or content. Following the date of this Agreement, Mitchell shall deliver to First Western, simultaneous with the filling thereof, a copy of each report, registration, statement or other regulatory filing made with

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any Regulatory Authority.

     2.10. Mitchell Financial Statements. Mitchell Bancorp has delivered to First Western a copy of its consolidated balance sheets as of June 30, 1996 and June 30, 1997, and its consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended June 30, 1996 and June 30, 1997, together with notes thereto (the "Mitchell Financial Statements"). Following the date of this Agreement, Mitchell promptly will deliver to First Western all other annual or interim financial statements prepared by or for Mitchell. The Mitchell Financial Statements (i) are in accordance with Mitchell's books and records, and (ii) were prepared in accordance with Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly Mitchell Bancorp's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and cash flows as of the dates indicated and for the periods specified therein. The Mitchell Financial Statements have been audited and certified by Mitchell Bancorp's independent certified public accountants, Crisp Hughes Evans LLP.

     2.11. Tax Returns and Other Tax Matters. Mitchell Bancorp, Mitchell Savings and the Subsidiary each has timely filed or caused to be filed all federal, state and local tax returns and reports that are required by law to have been filed, and to the best knowledge and belief of management of Mitchell, all such returns and reports were true, correct and complete and contained all material information required to be contained therein. All federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments that have become due from or been assessed or levied against Mitchell Bancorp, Mitchell Savings or the Subsidiary or their property have been fully paid, and, with respect to any such taxes to become due from Mitchell Bancorp or Mitchell Savings for any period or periods through and including June 30, 1997, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Mitchell Financial Statements. Mitchell Bancorp's, Mitchell Savings' and the Subsidiary's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1994, and neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has received any indication of the pendency of any audit or examination in connection with any tax return or report or has any knowledge that any such return or report is subject to
adjustment.   Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary
has executed any waiver or extended a statute of limitation with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Mitchell Bancorp, Mitchell Savings or the Subsidiary have been provided for in the Mitchell Financial Statements in all material respects.

     2.12.     Absence of Material Adverse Changes or Certain Other Events.
(a) Since June 30, 1997, Mitchell Bancorp, Mitchell Savings and the Subsidiary have conducted their respective businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Mitchell, there currently exists no condition or circumstance that, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Mitchell Bancorp and its subsidiaries considered as one enterprise.

     (b) Other than as Previously Disclosed, since June 30, 1997, and other than in the ordinary course of its business, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets or entered into any material contract or lease.

     2.13. Absence of Undisclosed Liabilities. To the best of the knowledge of management of Mitchell, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than
(i) those reflected in Mitchell Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of

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their business since June 30, 1997, and which are not, individually or in the aggregate, material to Mitchell Bancorp and its subsidiaries considered as one enterprise.

     2.14. Compliance with Existing Obligations. Mitchell Bancorp, Mitchell Savings and the Subsidiary each has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Mitchell Bancorp, Mitchell Savings or the Subsidiary is bound or by which it, its business, capital stock, or any of its properties or assets may be affected.

     2.15. Litigation and Compliance with Law. (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Mitchell, any facts or circumstances that reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Mitchell, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Mitchell Bancorp, Mitchell Savings or the Subsidiary or any of their properties or assets that, if determined adversely, could result in liability on the part of Mitchell Bancorp, Mitchell Savings or the Subsidiary for, or subject it to, monetary damages, fines or penalties, an injunction, or that could have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Mitchell Bancorp and its subsidiaries considered as one enterprise or on the ability of Mitchell Bancorp to consummate the Mergers.

     (b) Mitchell Bancorp, Mitchell Savings and the Subsidiary each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to the conduct of its business or to own, lease and operate it properties. All such Permits are in full force and effect in all material respects. No violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge of management of Mitchell, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

     (c) Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has been notified that it is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise. There are no judgments, orders, stipulations, injunctions, decrees or awards against Mitchell Bancorp, Mitchell Savings or the Subsidiary that in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Mitchell Bancorp, Mitchell Savings, or the Subsidiary. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has been advised or has any reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     (d) Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Mitchell Savings) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     2.16. Real Properties. Mitchell has Previously Disclosed to First Western a listing of all real property owned or leased by Mitchell Bancorp, Mitchell Savings, or the Subsidiary (including Mitchell Savings' banking facility and all other real estate or foreclosed properties owned by Mitchell Savings) (the "Mitchell Real Property"). There are no leases pertaining to any such Mitchell Real Property to which Mitchell Bancorp, Mitchell Savings, or the Subsidiary

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is a party.  With respect to all Mitchell Real Property, Mitchell has good and marketable fee simple title to such Mitchell Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) that do not affect materially the value of the Mitchell Real Property and that do not affect materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby.

     To the best of the knowledge and belief of management of Mitchell, the Mitchell Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Mitchell Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

     All improvements and fixtures included in or on the Mitchell Real Property are in good condition and repair, ordinary wear and tear excepted, and, to the best of the knowledge of management of Mitchell, there does not exist any condition that adversely affects the economic value thereof.

     2.17. Loans, Accounts, Notes and Other Receivables. (a) All loans, accounts, notes, and other receivables reflected as assets on Mitchell Savings' books and records (i) have resulted from bona fide business transactions in the ordinary course of Mitchell Savings' operations, (ii) in all material respects were made in accordance with Mitchell Savings' standard loan policies and procedures, and (iii) are owned by Mitchell Savings free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership of collection rights of any other person or entity.

     (b) To the best knowledge of management of Mitchell, each loan reflected as an asset on Mitchell Savings' books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim as been asserted with respect to any such loan or guaranty.

     (c) Mitchell has Previously Disclosed to First Western a listing of (i) each loan, extension of credit or other asset of Mitchell Savings which, as of June 30, 1998, is classified by the FDIC, the Administrator or by Mitchell Savings as "Loss," "Doubtful," "Substandard," or "Special Mention" (or otherwise by words of similar import), or which Mitchell Savings has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or loan collateral therefor, and (ii) each loan or extension of credit of Mitchell Savings which, as of June 30, 1998, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

     (d) To the best knowledge and belief of Mitchell's management, each of Mitchell Savings' loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (c) above) is collectible in the ordinary course of Mitchell Savings' business in an amount that is not less than the amount at which it is carried on Mitchell Savings' books and records.

     (e) Mitchell's reserve for possible loan losses (the "Loan Loss Reserve") shown in the Mitchell Financial Statements has been established in conformity with GAAP and all applicable requirements of the FDIC and rules and policies of the Administrator and, in the best judgment of Mitchell's management, is reasonable in view of the size and character of Mitchell Savings' loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Mitchell Savings' loan portfolio and other real estate owned.

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     2.18.     Securities Portfolio and Investments.  All securities owned by
Mitchell Bancorp or Mitchell Savings (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, that would materially impair the ability of Mitchell Bancorp or Mitchell Savings to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Mitchell Savings' business to secure public funds deposits). There are no voting trusts or other agreements or undertakings to which Mitchell Bancorp or Mitchell Savings is a party with respect to the voting of any such securities. There has been no material adverse change in the quality, or any material decrease in the value, of Mitchell Bancorp's or Mitchell Savings' securities portfolio.

     2.19. Personal Property and Other Assets. All assets of Mitchell Bancorp, Mitchell Savings and the Subsidiary (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of the office of Mitchell Savings or otherwise used by Mitchell Bancorp or Mitchell Savings in the operation of its business) are owned by Mitchell Bancorp, Mitchell Savings or the Subsidiary, respectively, free and clear of all material liens, leases, encumbrances, title defects or exceptions to title. All Mitchell Savings' banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

     2.20. Environmental Matters. (a) Mitchell has Previously Disclosed to First Western copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Mitchell Real Property or any of its loan collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Mitchell Real Property, any loan collateral or otherwise involving Mitchell Bancorp, Mitchell Savings, or the Subsidiary.

     (b) To the best of the knowledge of management of Mitchell, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up in a reportable or regulated quantity of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos, polychlorinated biphenyls, or radiation ("Hazardous Substances") by any person on, from or relating to any parcel of the Mitchell Real Property since the date Mitchell first acquired or occupied such parcel or, to the best of the knowledge and belief of management of Mitchell, at any time prior thereto.

     (c) To the best of the knowledge of management of Mitchell, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has violated any Environmental Laws (as defined below), including, to the best knowledge of management of Mitchell, any violation with respect to or relating to any loan collateral, by any other person or entity for whose liability or obligation with respect to any particular matter or violation Mitchell Bancorp, Mitchell Savings or the Subsidiary is or may be responsible or liable.

     (d) Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature that arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Mitchell Real Property or, to the best knowledge or management of Mitchell, any loan collateral, by Mitchell Bancorp, Mitchell Savings, or the Subsidiary or any other person or entity.

     (e) To the best of the knowledge of management of Mitchell, no facts, events or conditions relating to the Mitchell Real Property or, to the best knowledge of management of Mitchell, any loan collateral, or the operations of Mitchell Bancorp or Mitchell Savings at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities

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(whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to
Environmental Laws.

     2.22. Absence of Brokerage or Finders Commission. Other than as Previously Disclosed to First Western, all negotiations relative to this Agreement and the transactions described herein have been carried on by Mitchell directly with First Western. Other than as Previously Disclosed to First Western, no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Mitchell or its Board of Directors, as a broker, finder, or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein. Mitchell has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

     2.23. Material Contracts and Commitments. Other than as Previously Disclosed to First Western, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $50,000; (ii) which is not to be performed in full prior to December 31, 1998; (iii) which calls for the provision of goods or services to Mitchell Bancorp, Mitchell Savings, or the Subsidiary that cannot be terminated without material penalty upon written notice to the other party thereto; (iv) which is material to Mitchell Bancorp or Mitchell Savings and was not entered into in the ordinary course of business; (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps; (vi) which commits Mitchell Bancorp, Mitchell Savings, or the Subsidiary to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Mitchell Savings' business); (vii) which involves the purchase or sale of any assets of Mitchell Bancorp, Mitchell Savings, or the Subsidiary, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Mitchell Bancorp, Mitchell Savings, or the Subsidiary; or (viii) with any director, officer or principal shareholder of Mitchell Bancorp, Mitchell Savings, or the Subsidiary (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Mitchell Savings' business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is in default in any material respect, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects business, assets, loan portfolio, investments, properties or operations of Mitchell Bancorp and its subsidiaries considered as one enterprise.

     2.24. Employment Matters; Employee Relations. Mitchell Bancorp, Mitchell Savings and the Subsidiary each (a) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all services performed by them to the date of this Agreement and (b) is in compliance with all federal, state and local laws, statutes, rules regulations with regard to employment and employment practices terms and conditions, and wages and hours and other compensation matters. No person has, to the knowledge of management of Mitchell, asserted that Mitchell Bancorp, Mitchell Savings, or the Subsidiary is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Mitchell, threatened, against Mitchell Bancorp, Mitchell Savings, or the Subsidiary (or any of their respective employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

     Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization.

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There is no pending or, to the best of the knowledge of management of
Mitchell, threatened labor dispute, work stoppage or strike involving Mitchell Bancorp, Mitchell Savings, or the Subsidiary and any of its employees, or any pending or, to the best of the knowledge of management of Mitchell, threatened proceeding in which it is asserted that Mitchell Bancorp, Mitchell Savings, or the Subsidiary is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25. Employment Agreements; Employee Benefit Plans. (a) Other than as Previously Disclosed to First Western, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is a party to or bound by any employment agreements with any of its directors, officers or employees.

     (b) Mitchell has Previously Disclosed to First Western a listing of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contacts; all medical, dental, health, and life insurance plans; all vacation, sickness, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Mitchell Bancorp, Mitchell Savings, or the Subsidiary for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to First Western. Except as Previously Disclosed to First Western, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under
Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Mitchell Bancorp, Mitchell Savings, or the Subsidiary) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

     (c) To the best of the knowledge of management of Mitchell, all "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Mitchell Bancorp, Mitchell Savings, or the Subsidiary, to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending, or, to the best of the knowledge of management of Mitchell, threatened litigation relating to any Plan or any such Plan previously maintained by Mitchell Bancorp, Mitchell Savings, or the Subsidiary. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has engaged in a transaction with respect to any Plan that could subject Mitchell Bancorp, Mitchell Savings, or the Subsidiary to a tax or penalty imposed by either
Section 4975 of the Code, or Section 502(i) of ERISA.

     (d) To the best of the knowledge of management of Mitchell, no liability under Subtitle C or D of Title IV of ERISA has been or, to the best of the knowledge of management of Mitchell, is expected to be incurred by Mitchell Bancorp, Mitchell Savings, or the Subsidiary with respect to any Plan or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Mitchell Bancorp, Mitchell Savings or the Subsidiary. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary presently contributes to a "Multiemployer Plan" or has contributed to such a plan within the five years beginning July 1, 1993. All contributions required to be made under the terms of each of the Plans (including without limitation any other "pension plan" as defined in Section 3(2) of ERISA) maintained by Mitchell Bancorp, Mitchell Savings, or the Subsidiary) have been timely made. No Plan nor any other "pension plan" maintained by Mitchell Bancorp, Mitchell Savings, or the Subsidiary has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has provided, or is required to provide, security to any "pension plan" or to any "single employer plan" pursuant to Section 401(a) (29) of the Code. Under the Plans and any

                                       14
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other "pension plan"  maintained by Mitchell Bancorp, Mitchell Savings, or the
Subsidiary, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of any such Plan since the last day of the most recent Plan year.

     (e) Except as Previously Disclosed to First Western, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided herein) (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any Plan or agreement to any director, officer, employee or consultant,
(ii) increase any benefits otherwise payable under any Plan or agreement, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (f) Mitchell Bancorp and Mitchell Savings have no obligations for retiree health and life benefits under any Plan, except as Previously Disclosed to First Western.

     2.26. Insurance. Mitchell Bancorp, Mitchell Savings and the Subsidiary have in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to First Western (the "Mitchell Policies").
The Mitchell Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in Mitchell's businesses or as is required by applicable law or regulation. In the reasonable opinion of management of Mitchell, the insurance coverage provided under the policies is considered reasonable and adequate in all respects for Mitchell Bancorp, Mitchell Savings, and the Subsidiary. Each of the Mitchell Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina. Mitchell Bancorp, Mitchell Savings and the Subsidiary each has taken all requisite actions (including the giving of required notices) under each such Mitchell Policy in order to preserve all rights thereunder with respect to all matters. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Mitchell Policy. There are no pending claims with respect to any Mitchell Policy (and neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary is aware of any facts that would form the basis of any such claim), and neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary has any knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     2.27. Insurance of Deposits. All deposits of Mitchell Savings are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Mitchell Savings to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Mitchell's executive officers, no proceedings have been commenced or, to the best of the knowledge of management of Mitchell, are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of management of Mitchell, there exists no fact or condition (including Mitchell Savings' record of compliance with the Community Reinvestment Act) relating to Mitchell Bancorp, Mitchell Savings or the Subsidiary that may reasonably be expected to (i) prevent or materially impede or delay First Western or Mitchell Bancorp from obtaining the regulatory approvals required in order to consummate the transactions described herein; or (ii) prevent the Mergers from qualifying to be a tax-free reorganization under Section 368(a) of the Code. If any such fact or condition becomes known to Mitchell, Mitchell shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to First Western in the manner set forth in Paragraph 10.05 hereof.

     2.29.     Disclosure.    To the best of the knowledge and belief of
Mitchell, no written statement, certificate,

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schedule, list or other written information furnished by or on behalf of
Mitchell Bancorp, Mitchell Savings, or the Subsidiary at any time to First Western in connection with this Agreement (including without limitation information "Previously Disclosed" by Mitchell), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Mitchell Bancorp, Mitchell Savings, or the Subsidiary to First Western is or will be a true and complete copy of such document, unmodified except by another document delivered by Mitchell.

        ARTICLE III. REPRESENTATIONS AND WARRANTIES OF FIRST WESTERN

     Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01 below) to Mitchell Bancorp, First Western hereby makes the following representations and warranties to Mitchell:

     3.01. Organization; Standing; Power. First Western (i) is duly organized and incorporated, validly existing and in good standing (as a banking corporation) under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own its properties and conduct its businesses as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on First Western; and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on First Western. First Western is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. First Western is not a member of the FHLB of Atlanta or the Federal Reserve Bank of Richmond. First Western has no subsidiaries.

     3.02. Capital Stock. First Western's authorized capital stock consists of 5,000,000 shares of First Western Stock and 1,000,000 shares of preferred stock. As of the date of this Agreement, an aggregate of 727,419 shares of First Western Stock were issued and outstanding, and no shares of preferred stock were issued or outstanding. First Western's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of First Western Stock issued to Mitchell's shareholders pursuant to this Agreement, when issued as described herein, will
be duly authorized, validly issued, fully paid and nonassessable.   As of the
date of this Agreement, First Western has 145,484 shares of First Western Stock reserved for issuance under employee and director stock option plans pursuant to which options covering 128,034 shares of First Western Stock are outstanding. There are no other shares of capital stock or other equity securities of First Western outstanding and no outstanding rights with respect thereto. No person or entity is known to First Western to beneficially own, directly or indirectly, more than 5% of the outstanding shares of First Western Stock. First Western Stock is listed on the Electronic Bulletin Board of the NASD (the "Nasdaq Market") under the symbol "FWBN."

     3.03. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by First Western's Board of Directors and executed and delivered on First Western's behalf. Subject only to approval of this Agreement by the shareholders of First Western as described in Paragraph 7.01(c) below and required approvals of governmental or regulatory authorities described in Paragraph 7.01(a) below in the manner required by law, (i) First Western has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein; (ii) all corporate proceedings required to be taken to authorized First Western to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken; and (iii) this Agreement constitutes the valid and binding agreement of First Western enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

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     3.04.     Validity of Transactions; Absence of Required Consents or
Waivers. Except where the same would not have a material adverse effect on First Western, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by First Western with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, First Western's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which it, its business, capital stock or any of is properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of First Western's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of First Western; or, (v) interfere with or otherwise adversely affect First Western's ability to carry on its business as presently conducted.

     No consents, approvals or waivers are required to be obtained from any person or entity in connection with First Western's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the approval of the shareholders of First Western as described in Paragraph 7.01(c) below and required approvals of governmental or regulatory authorities described in Paragraph 7.01(a) below.

     3.05. First Western Books and Records. First Western's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices. Such books and records are complete and reflect accurately in all material respects active minute books of First Western accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Mitchell and its representatives.

     3.06. First Western Reports. Since January 1, 1998, and where the failure to file has had or could have a material adverse effect on First Western, First Western has filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with any Regulatory Authorities having jurisdiction over First Western. All such reports and statements filed with the any Regulatory Authority are collectively referred to herein as the "First Western Reports." As of their respective dates, the First Western Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. First Western has not been notified that any such First Western Reports were deficient in any material respect as to form or content. Following the date of this Agreement, First Western shall deliver to Mitchell Bancorp upon its request a copy of any report, registration, statement or other regulatory filing made by First Western with any Regulatory Authority.

     3.07. First Western Financial Statements. First Western has delivered to Mitchell Bancorp (i) a copy of First Western's balance sheet as of December 31, 1997, and its statement of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1997 (the First Western Financial Statements"); and (ii) a copy of First Western's balance sheet as of June 30, 1998, and its statement of operations for the three months ended June 30, 1998 (the "First Western Interim Financial Statements"). The First Western Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and have been audited and certified by First Western's independent accountants, Deloitte & Touche, L.L.P., and both the First Western Financial Statements and the First Western Interim Financial Statements present fairly First Western's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates and for the periods specified therein.

     3.08. Absence of Material Adverse Changes. Since December 31, 1997, there has been no material

                                       17
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adverse change, and there has occurred no event or development and, to the best knowledge of management of First Western, there currently exists no condition or circumstances that, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting First Western' financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

     3.09. Absence of Undisclosed Liabilities. To the best of the knowledge of management of First Western, First Western does not have any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in First Western Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of their business since June 30, 1998, and which are not, individually or in the aggregate, material to First Western.

     3.10. Compliance with Existing Obligations. First Western has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which First Western is bound or by which it, its business, capital stock, or any of its properties or assets may be affected.

     3.11. Litigation and Compliance with Law. (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of First Western, any facts or circumstances that reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of First Western, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting First Western or any of its properties or assets that, if determined adversely, could result in liability on the part of First Western for, or subject it to, monetary damages, fines or penalties, an injunction, or that could have a material adverse change in or affecting First Western's financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations, or on the ability of First Western to consummate the Merger.

     (b) First Western has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to the conduct of its business or necessary
to own, lease and operate its properties.   All such Permits are in full force
and effect. No violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge of management of First Western, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

     (c) First Western has not been notified that it is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise. There are no judgments, orders, stipulations, injunctions, decrees or awards against First Western that in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of First Western. First Western has not been advised or has any reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     3.12. Real Properties. First Western has Previously Disclosed to Mitchell a listing of all real property owned or leased by First Western (including First Western's banking facility and all other real estate or foreclosed properties owned by First Western) (the "First Western Real Property"). There are no leases pertaining to any such First Western Real Property to which First Western is a party. With respect to all First Western Real Property, First Western has good and marketable fee simple title to such First Western Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than
(i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility

                                       18
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easements) that do not affect materially the value of the First Western Real
Property and that do not affect materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby.

     To the best of the knowledge and belief of management of First Western, the First Western Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the First Western Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

     All improvements and fixtures included in or on the First Western Real Property are in good condition and repair, ordinary wear and tear excepted, and, to the best of the knowledge of management of First Western, there does not exist any condition that adversely affects the economic value thereof.

     3.13. Loans, Accounts, Notes and Other Receivables. (a) All loans, accounts, notes, and other receivables reflected as assets on First Western's books and records (i) have resulted from bona fide business transactions in the ordinary course of First Western's operations, (ii) in all material respects were made in accordance with First Western's standard loan policies and procedures, and (iii) are owned by First Western free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership of collection rights of any other person or entity.

     (b) To the best knowledge of management of First Western, each loan reflected as an asset on First Western's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim as been asserted with respect to any such loan or guaranty.

     (c) To the best knowledge and belief of First Western's management, each of First Western's loans and other extensions of credit is collectible in the ordinary course of First Western's business in an amount that is not less than the amount at which it is carried on First Western's books and records.

     (d) First Western's reserve for possible loan losses (the "Loan Loss Reserve") shown in the First Western Interim Financial Statements has been established in conformity with GAAP and all applicable requirements of the FDIC and rules and policies of the Commissioner and, in the best judgment of First Western's management, is reasonable in view of the size and character of First Western's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in First Western's loan portfolio and other real estate owned.

     3.14. Securities Portfolio and Investments. All securities owned by First Western (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, that would materially impair the ability of First Western to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of First Western's business to secure public funds deposits). There are no voting trusts or other agreements or undertakings to which First Western is a party with respect to the voting of any such securities. There has been no material adverse change in the quality, or any material decrease in the value, of First Western's securities portfolio.

     3.15. Personal Property and Other Assets. All assets of First Western (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of the office of First Western or otherwise used by First Western in the operation of its business) are owned by First Western free and clear of all material liens, leases, encumbrances, title defects or exceptions to title. All First Western's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

     3.16. Environmental Matters. (a) First Western has Previously Disclosed to all written reports,

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correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the First Western Real Property or any of its loan collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the First Western Real Property, any loan collateral or otherwise involving First Western.

     (b) To the best of the knowledge of management of First Western, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up in a reportable or regulated quantity of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos, polychlorinated biphenyls, or radiation ("Hazardous Substances") by any person on, from or relating to any parcel of the First Western Real Property since the date First Western first acquired or occupied such parcel or, to the best of the knowledge and belief of management of First Western, at any time prior thereto.

     (c) To the best of the knowledge of management of First Western, First Western has not violated any Environmental Laws (as defined below), including, to the best knowledge of management of First Western, any violation with respect to or relating to any loan collateral, by any other person or entity for whose liability or obligation with respect to any particular matter or violation First Western is or may be responsible or liable.

     (d) First Western is not subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature that arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the First Western Real Property or, to the best knowledge or management of First Western, any loan collateral, by First Western or any other person or entity.

     (e) To the best of the knowledge of management of First Western, no facts, events or conditions relating to the First Western Real Property or, to the best knowledge of management of First Western, any loan collateral, or the operations of First Western at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

     3.17. Absence of Brokerage or Finders Commissions. Other than as Previously Disclosed to Mitchell, all negotiations relative to this Agreement and the transactions described herein have been carried on by First Western directly with Mitchell. Other than as Previously Disclosed to Mitchell, no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, First Western, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein. First Western has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.


     3.18. Insurance. First Western has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Mitchell (the "First Western Policies"). The First Western Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in First Western's businesses or as is required by applicable law or regulation. In the reasonable opinion of management of First Western, the insurance coverage provided under the policies is considered reasonable and adequate in all respects for First Western. Each of the First Western Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility

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and which is qualified to transact business in North Carolina.  First Western has taken all requisite actions (including the giving of required notices) under each such First Western Policy in order to preserve all rights thereunder with respect to all matters. First Western is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any First Western Policy. There are no pending claims with respect to any First Western Policy (and First Western is not aware of any facts that would form the basis of any such claim), and First Western has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     3.19. Insurance of Deposits. All deposits of First Western are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from First Western to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of First Western's executive officers, no proceedings have been commenced or, to the best of the knowledge of management of First Western, are contemplated by the FDIC or otherwise to terminate such insurance.

     3.20. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of the executive officers of First Western, no fact or condition (including First Western's record of compliance with the Community Reinvestment Act) relating to First Western exists that may reasonably be expected to (i) prevent or materially impede or delay First Western or Mitchell from obtaining the regulatory approvals required in order to consummate the transactions described herein; or (ii) prevent the Mergers from qualifying to be a tax-free reorganization under
Section 368(a) of the Code. If any such fact or condition becomes known to the executive officers of First Western, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to Mitchell Bancorp in the manner set forth in Paragraph 10.05 hereof.

     3.21. Disclosure. To the best of the knowledge and belief of First Western, no written statement, certificate, schedule, list or other written information furnished by or on behalf of First Western at any time to Mitchell Bancorp in connection with this Agreement (including without limitation information "Previously Disclosed" by First Western), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by First Western to Mitchell Bancorp is or will be a true and complete copy of such document, unmodified except by another document delivered by First Western.

     3.22 Available Funds. First Western will have available funds as of the Effective Time to satisfy its obligations under Article I of this Agreement.

                     ARTICLE IV.  COVENANTS OF MITCHELL

     4.01. Affirmative Covenants of Mitchell. Mitchell Bancorp hereby covenants and agrees as follows with First Western:

     (a) Conduct of Business Prior to Effective Time. While the parties recognize that the operation of Mitchell Bancorp, Mitchell Savings and the Subsidiary until the Effective Time is the responsibility of Mitchell Bancorp, Mitchell Savings and the Subsidiary and their respective Boards of Directors and officers, Mitchell Bancorp agrees that, between the date of this Agreement and the Effective Time, Mitchell Bancorp will carry on its business, and it will cause Mitchell Savings and the Subsidiary to each carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and to the extent consistent with such business and within its ability to do so, Mitchell agrees that it will:

               (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and

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     others having business relationships with it;

               (ii) maintain all its properties and equipment in customary Repair, order and condition, ordinary wear and tear excepted;

               (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

               (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

               (v) continue to maintain in force insurance such as is described in Paragraph 2.26 above; will not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, will not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

               (vi) promptly provide to First Western such information about Mitchell Bancorp, Mitchell Savings and the Subsidiary and their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as they reasonably shall request.

     (b) Periodic Information Regarding Loans. All new extension of credit in excess of $100,000 will be submitted by Mitchell Savings to First Western on an after-the-fact basis for First Western's review within ten (10) business days of the date of the extension of credit.

     Additionally, Mitchell Savings agrees to make available and provide to First Western the following information with respect to Mitchell Savings' loans and other extensions of credit (such assets herein referred to as "Loans") as of June 30, 1998, and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of Mitchell Savings' business and to be furnished within twenty (20) days of the end of each month ending after the date hereof:

               (i) a list of Loans past due for sixty (60) days or more as to principal or interest;

               (ii) a list of Loans in non-accrual status;

               (iii) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

               (iv) a list of any actual or threatened litigation by or against Mitchell Savings pertaining to any Loans or credits, which list shall contain a description of the circumstance surrounding such litigation, its present status and management's evaluation of such litigation.

     (c) Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, Mitchell Bancorp promptly will notify First Western in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its, Mitchell Savings' or the Subsidiary's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual of prospective occurrence of any condition or event that, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change; or (ii) the actual or prospective existence or occurrence of any condition or event that, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Mitchell Bancorp herein, or its Disclosure Schedule, to be or become inaccurate, misleading or incomplete, or that has resulted or may or could cause, create or result in the breach or violation of any

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of Mitchell Bancorp's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

     (d) Accruals for Loan Loss Reserve and Expenses. After receipt of shareholder approval as contemplated by Paragraph 7.01(c), the receipt of the approval of the Regulatory Authorities as contemplated by Paragraph 7.01(a), and the receipt of written confirmation from First Western that it is not aware of any fact or circumstance that would prevent consummation of the Mergers, Mitchell Bancorp will cooperate with First Western and make such appropriate accounting entries in its or Mitchell Savings' books and records and take such other actions as First Western shall in its sole discretion, deem to be necessary or desirable in anticipation of the Mergers, including without limitation additional provisions to Mitchell Savings' Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that such action is not prohibited by GAAP or any applicable law or regulation; and, provided further, that such action by Mitchell shall not be deemed a breach of any provision of this Agreement.

     (e) Further Action; Instruments of Transfer, etc. Mitchell Bancorp covenants and agrees with First Western that it and Mitchell Savings each (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; (ii) shall perform all acts and execute and deliver to First Western all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or request by either of them in consummation such transactions; and, (iii) will cooperate with First Western in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions. Mitchell Bancorp further covenants that it will use its best efforts in good faith to take or cause to be taken all action that may be required of it for First Western to obtain approval for the First Western Stock to be listed on the Nasdaq SmallCap Market pursuant to Nasdaq Marketplace Rule 4330(f) or otherwise ("First Western Listing") and will use its best efforts in good faith to obtain commitments from its current market makers or other market makers to support the First Western Listing.

     4.02. Negative Covenants of Mitchell. Mitchell Bancorp hereby covenants and agrees that, between the date hereof and the Effective Time, Mitchell Bancorp will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of First Western:

     (a) Amendments to Articles of Incorporation of Bylaws. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will amend its Articles of Incorporation or Bylaws except as may be required by applicable law or regulation.

     (b) Change in Capital Stock. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue, sell, purchase, redeem, retire, other securities, other than the issuance of shares upon the exercise of stock options that are outstanding as of the date of this Agreement or upon the vesting of shares previously granted under the MRDP (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

     (c) Options, Warrants and Rights. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into captiously stock) or enter into any agreement or understanding with respect to any such action.

     (d) Dividends. Mitchell Bancorp will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders. However, to the extent permitted by applicable law and regulations, during August 1998, Mitchell Bancorp may pay its customary semi-annual cash dividend of $0.20 per share on the outstanding shares of Mitchell Stock. If the Mergers are not consummated prior to the February 1999 record date for Mitchell Bancorp's regular semi-annual cash dividend, then, prior to the Effective Time,

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Mitchell shall be permitted to declare and pay a cash dividend of $0.20 per share on the outstanding shares of Mitchell Stock.

     (e) Employment, Benefit or Retirement Agreements or Plans. Except as required by law, neither Mitchell Bancorp nor Mitchell Savings will (i) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant that is not immediately terminable by Mitchell Bancorp, Mitchell Savings, or the Subsidiary without cost or other liability on no more than thirty (30) days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, incentive, change in control or "golden parachute," stock option, stock purchase, pensions, retirement, insurance (hospitalization, life of other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union association or any collective bargaining group.

     (f) Increase in Compensation; Additional Compensation. Except as otherwise provided herein, neither Mitchell Bancorp nor Mitchell Savings will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Mitchell Bancorp's and Mitchell Savings' past compensation policies and practices, and in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans.

     (g) Accounting Practices. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

     (h) Acquisitions; Additional Branch Offices. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or
(iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

     (i) Changes in Business Practices. Except as may be required by any Regulatory Authority or as shall be required by applicable law, regulation or this Agreement, neither Mitchell Bancorp nor Mitchell Savings will (i) change in any material respect the nature of its business or the manner in which it conducts its business; (ii) discontinue any material portion or line of its business; (iii) change in any material respect its lending, investment, asset-liability management or other material banking or businesses policies (except to the extent required by Paragraph 4.01(b) above); or (iv) take any action to cause the Subsidiary to become an active corporation.

     (j) Exclusive Merger Agreement. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will, directly or indirectly, through any person
(i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than First Western) relating to a merger or other acquisition of any Mitchell Stock, Mitchell Savings Stock, or Subsidiary Stock, or the purchase or acquisition of any Mitchell Stock, Mitchell Savings Stock, or Subsidiary Stock, any branch office of Mitchell Savings or all or any significant part of Mitchell Bancorp's, Mitchell Savings' or the Subsidiary's assets; or provide assistance to any person in connection with any such offer; (ii) disclose to any person or entity any information not customarily disclosed to the public concerning Mitchell Bancorp, Mitchell Savings, or the Subsidiary, or their business, or afford to any other person or entity access to its properties, facilities, books or records, except as required in the reasonable opinion of Mitchell by the fiduciary duties of the Board of Directors of Mitchell Bancorp and/or Mitchell Savings under applicable law; (iii) sell or transfer any branch office of Mitchell Savings or all or any significant part of Mitchell Bancorp's, Mitchell Savings' or the

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Subsidiary's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction First Western, except as required in the reasonable opinion of Mitchell by the fiduciary duties of the Board of Directors of Mitchell Bancorp and/or Mitchell Savings under applicable law. Mitchell Bancorp shall instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing. Mitchell Bancorp shall notify First Western immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with it (including the identity of the person making such inquiry or proposal) and advise First Western of any developments with respect to such inquiry or proposal immediately upon the occurrence thereof.

     (k) Acquisition or Disposition of Assets. Neither Mitchell Bancorp nor Mitchell Savings will:

               (i) sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate ) having a value on Mitchell Bancorp's or Mitchell Savings' books or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

               (ii) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease ( as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

               (iii) enter into any purchase commitment for supplies or services that calls for prices of goods or fees for services materially higher than current market prices or fees for services materially higher than current market prices or fees or that obligates Mitchell Bancorp or Mitchell Savings for a period longer than 12 months;

               (v) sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Mitchell Bancorp, Mitchell Savings, or the Subsidiary (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license) or assign its rights to or otherwise give any other person its permission or consent to use of or do business under Mitchell Bancorp's, Mitchell Savings' or the Subsidiary's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

     (l) Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices, neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will (i) enter into or become bound by any promissory notes, loan agreement or other agreement or arrangement pertaining to its borrowing of money; (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity; or
(iii) incur any other liability or obligation (absolute or contingent).

     (m) Liens; Encumbrances. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits).

     (n) Waiver of Rights. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will waive, release

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or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's work, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

     (o) Other Contracts. Neither Mitchell Bancorp, Mitchell Savings nor the Subsidiary will enter into or become bound by any contracts, agreement, commitments or understanding (other than those described elsewhere in this Paragraph) (i) for or with respect to any charitable contributions;
(ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Mitchell Bancorp, Mitchell Savings, or the Subsidiary would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; or (iv) which is entered into other than in the ordinary course of business, and would obligate or commit Mitchell Bancorp, Mitchell Savings, or the Subsidiary to make expenditures of more than $10,000 (other than contracts, agreements, commitments of understanding entered into the ordinary course of Mitchell's lending operations).

     (p) Adverse Actions. Mitchell Bancorp shall not (i) take any action that would, or is reasonably likely to, prevent or impede the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) take any action that is intended or would be reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (B) any of the conditions to the Mergers set forth in the Agreement not being satisfied or (C) a material violation of any provision of this Agreement except, in every case, as may be required by applicable law.

     4.03. No Rights Triggered. Mitchell Bancorp shall take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Mergers) and any other action or combination of actions, or any other transactions contemplated hereby do not and will not (i) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of the Mitchell Bancorp, Mitchell Savings or the Subsidiary or under any agreement to which Mitchell Bancorp, Mitchell Savings or the Subsidiary is a party, or (ii) restrict or impair in any way the ability of First Western to exercise the rights granted hereunder.

                  ARTICLE V.   COVENANTS OF FIRST WESTERN

     First Western hereby covenants to Mitchell Bancorp, that:

     5.01. Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with Mitchell Bancorp to that end.

     5.02 Filing Of Applications. First Western shall promptly file all applications for regulatory approval that are required in connection with this transaction as soon as practicable after the date of this Agreement after giving Mitchell and its counsel a reasonable opportunity to review and comment on such applications.

     5.03. Shares. First Western shall take such corporate action as is necessary to authorize the issuance of the additional shares of First Western Stock to be issued as the Stock Consideration and use its best efforts to have the Stock Consideration listed on the Nasdaq Market as of the Effective Time.

     5.04. Conduct Of First Western Prior To The Effective Time. Except as expressly provided in this Agreement, as agreed to by Mitchell Bancorp, or as required by applicable law, rules or regulations, during the period from the date of this Agreement to the Effective Time, First Western shall (i) take no action that would adversely affect or delay the ability of First Western or Mitchell Bancorp to obtain any necessary approvals, consents or waivers of any

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governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement;
(ii) take no action that could reasonably be expected to have a material adverse effect on First Western; and (iii) continue to conduct its business consistent with past practices.

     5.05. Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, First Western promptly will notify Mitchell Bancorp in writing of and provide to it such information as it shall reasonably request regarding (i) any material adverse change in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual of prospective occurrence of any condition or event that, with the lapse of time or otherwise, may of could cause, create or result in any such material adverse change; or (ii) the actual or prospective existence or occurrence of any condition or event that, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of First Western herein, or its Disclosure Schedule, to be or become inaccurate, misleading or incomplete, or that has resulted or may or could cause, create or result in the breach or violation of any of First Western's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.02 below.

     5.06 Further Action. First Western covenants and agrees with Mitchell that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; and, (ii) will cooperate with Mitchell in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     5.07. Negative Covenants of First Western. First Western hereby covenants and agrees that, between the date hereof and the Effective Time, First Western will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of Mitchell Bancorp:

     (a) Amendments to Articles of Incorporation of Bylaws. First Western will not amend its Articles of Incorporation or Bylaws except as may be required by applicable law or regulation.

     (b) Change in Capital Stock. First Western will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue, sell, purchase, redeem, retire, other securities, other than the issuance of shares upon the exercise of stock options that are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

     (c) Options, Warrants and Rights. First Western will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into captiously stock) or enter into any agreement or understanding with respect to any such action.

     (d) Dividends. First Western will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

     (e) Accounting Practices. First Western will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

     (f) Changes in Business Practices. Except as may be required by any Regulatory Authority or as shall be required by applicable law, regulation or this Agreement, First Western will not (i) change in any material respect the nature of its business or the manner in which it conducts its business;
(ii) discontinue any material portion or line of its business; or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or businesses policies.

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                       ARTICLE VI.  MUTUAL AGREEMENTS

     6.01.     Shareholders' Meetings; Registration Statement; Joint Proxy
Statement.

     (a) Meetings of Shareholders. Mitchell Bancorp and First Western shall each cause a meeting of their respective shareholders (the "Mitchell Meeting" and the "First Western Meeting," respectively, or the "Shareholder Meetings," collectively, which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible following the mailing to shareholders of the "Joint Proxy Statement" and the "Offering Circular" described below or, without First Western's approval, no later than January 31, 1999) for the purpose of Mitchell Bancorp's and First Western 's shareholders voting on the approval of the Agreement and the Mergers. In connection with the call and conduct of and all other matters relating to the Shareholder Meetings (including the solicitation of proxies), Mitchell Bancorp and First Western each shall fully comply with all provisions of applicable law and regulations and with its Articles of Incorporation and By-laws.

     (b) Preparation and Distribution of Joint Proxy Statement. First Western and Mitchell Bancorp jointly will prepare a "Joint Proxy Statement" for distribution to both First Western's and Mitchell Bancorp's shareholders as the joint proxy statement relating to both corporations' solicitation of proxies for use at the Shareholder Meetings. The Joint Proxy Statement shall be in such form and shall contain or be accompanied by such information regarding the Shareholder Meetings, this Agreement, the parties hereto, the Mergers and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by First Western and Mitchell Bancorp. Each party hereto will cooperate with the other in good faith and will use its best efforts to cause the Joint Proxy Statement to comply with any comments of the SEC and FDIC thereon.

     First Western and Mitchell Bancorp will mail the Joint Proxy Statement to their shareholders, and the Offering Circular (as defined below) to the Shareholders, not less than 20 days prior to the scheduled date of the Shareholder Meetings; provided, however, that no such materials shall be mailed to any shareholders unless and until First Western shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03(h) below have been satisfied and shall have approved such mailing.

     (c) Registration Statement and "Blue Sky" Approvals. As soon as practicable following the execution of this Agreement, First Western will prepare an offering circular (the "Offering Circular") covering the First Western Stock to be issued to the Shareholders pursuant to this Agreement. Additionally, First Western shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the First Western Stock to be issued upon consummation of the Mergers, at the time of the issuance thereof, to be duly qualified or registered (unless exempt under such laws); (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied; and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

     (d) Recommendation of Mitchell's Board of Directors. Unless, due to a material change in circumstances or for any other reason, Mitchell Bancorp's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Mitchell Bancorp or to the Shareholders, Mitchell Bancorp's Board of Directors will recommend to and actively encourage the Shareholders that they vote their shares of Mitchell Stock at the Mitchell Meeting to ratify and approve this Agreement and the Mergers, and the Joint Proxy Statement mailed to the Shareholders will so indicate and state that Mitchell Bancorp's Board of Directors considers the Mergers to be advisable as in the best interests of Mitchell Bancorp and the Shareholders.

     (e) Information for Joint Proxy Statement and Offering Circular. First Western and Mitchell Bancorp each agrees to respond promptly, and to use its best efforts to cause its directors, officers, accountants and affiliates to respond promptly to requests by the other party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Joint Proxy Statement and the Offering Circular. First Western and Mitchell Bancorp each hereby covenants with the other that none of the information provided by it for inclusion in the

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Joint Proxy Statement and the Offering Circular will, at the time of its mailing to their shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading. At all times following such mailing up to and including the Effective Time, none of such information contained in the Joint Proxy Statement and the Offering Circular, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     6.02. Shares. First Western and Mitchell shall use their best efforts to have the First Western Stock listed on the Nasdaq SmallCap Market as of the Effective Time.

     6.03.     Access.   Following the date of this Agreement and to and
including the Effective Time, Mitchell Bancorp shall provide First Western, and First Western shall provide to Mitchell Bancorp, and their respective employees, accountants, financial advisors, and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all their respective properties and facilities, and to all their respective employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as they shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review shall be performed in such manner as will not interfere unreasonably with the other party's normal operations, or with the other party's relationships with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing. No investigation pursuant to this Paragraph shall affect or be deemed to modify or waive any representation or warranty made or the conditions to the obligations to consummate the transactions contemplated by this Agreement.

     6.04. Costs. Subject to the provisions of Paragraph 8.03 below, and whether or not this Agreement shall be terminated or the Mergers shall be consummated, Mitchell Bancorp and First Western each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, financial advisory fees, legal fees, filing fees, printing costs, and travel expenses). However, subject to the provisions of Paragraph 8.03 below, all costs incurred in connection with the printing and mailing of the Joint Proxy Statement and the Offering Circular shall be paid fifty percent (50%) by Mitchell Bancorp and fifty percent (50%) by First Western.

     6.05. Announcements. Mitchell Bancorp and First Western each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any Regulatory Authority to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of either counsel to First Western or counsel to Mitchell, any such disclosure by First Western or Mitchell, respectively, is required by law or otherwise is prudent.

     6.06. Environmental Studies. At its option First Western may cause to be conducted within sixty (60) days of the date of this Agreement a Phase I environmental assessments of the Mitchell Real Property or the loan collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as First Western shall deem necessary or desirable (collectively, the "Environmental Survey"). The costs of the Environmental Survey shall be paid by exclusively First Western.

     6.07. Employees; Severance Payments; Employee Benefits. (a) Employment Agreements. Provided she remains employed by Mitchell Bancorp at the Effective Time in her current position, First Western shall enter into a consulting agreement with Emma Lee M. Wilson as of the Effective Time which shall contain substantially the same

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terms and conditions and be in substantially the same form as is attached as
Exhibit 6.07(a) to this Agreement.

     (b) Employment of Other Mitchell Employees. Provided they remain employed by Mitchell Savings at the Effective Time, First Western will locate suitable positions for and offer employment to all other employees of Mitchell Savings ("Mitchell Employees") for at least one year at an office of First Western located within a reasonable commuting distance from their respective job locations at the Effective Time. Any employment so offered by First Western to a Mitchell Employee shall be in such a position and at such location within First Western's system as First Western shall determine in its sole discretion. The employment so offered by First Western shall be at such compensation as that of the Mitchell Employee at the Effective Time. Nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to restrict First Western's right to terminate the employment of any such person at any time for cause. Cause shall mean the failure to observe the employment policies of First Western in the sole determination of First Western. In the event that a Mitchell Employee is terminated by First Western without such cause within twelve months after the Effective Time, such Mitchell Employee shall be paid a severance payment by the First Western equal to two weeks' compensation for each full year of employment at Mitchell Savings and First Western, not to exceed a maximum of 26 weeks' compensation.

     (c) Employee Benefits. Except as otherwise provided herein, all Mitchell Employees shall be entitled to receive all employee benefits and to participate in all benefit plans provided by First Western on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of First Western. However, each Mitchell Employee shall be given credit for his or her full years of service with Mitchell Savings for purposes of entitlement to vacation and sick leave and for purposes of eligibility and vesting under any First Western employee benefit plans. There shall be no exclusion from coverage under the First Western health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by Mitchell Savings prior to the Effective Time.

     The number of days of vacation and sick leave, respectively, which shall be available to any Mitchell Employee during 1998 as an employee of First Western shall be reduced by the number of days of vacation or sick leave used by such Mitchell Employee during 1998 prior to the Effective Time as an employee of Mitchell, and, except as provide below, the Mitchell Employee shall not be entitled to any credit with First Western for unused vacation leave, sick leave or other paid leave from Mitchell for 1997 or years prior thereto.

     (e) Other Agreements. Prior to the Effective Time, Mitchell Bancorp will terminate the Mitchell Savings employment, supplemental executive retirement and executive medical benefit agreements ("Benefit Agreements") and pay the present value of such accrued benefits to the participants under the Benefit Agreements in accordance with Exhibit 6.07(e) as adjusted at the Closing Date by reason of Section 280G of the Code; provided, however, in no event shall First Western be obligated to make any payment or provide any benefits whatsoever to any officer or employee of Mitchell Savings under any circumstance in which such payments or benefits, whether due under the Benefit Agreements or otherwise, are or will not be deductible by First Western by reason of Section 280G of the Code. First Western further agrees that, prior to the Effective Time, Section 4A(f) of the employment agreements between Mitchell Savings and Edward Ballew, Jr. and Emma Lee M. Wilson, respectively, shall be amended to provide that in the event, the payments and benefits to be provided to an officer in the event of a change in control of Mitchell Savings shall, in the aggregate, constitute a parachute payment within the meaning of Section 280G(b)(2) of the Code, the payments or and benefits to provided to the officer under the employment agreement shall be reduced to the extent necessary to avoid treatment as a parachute payment. First Western further agrees to pay the present value of the accrued benefits to the participants under Mitchell's Directors Retirement Plan.

     (f) Employee Stock Ownership Plan. Prior to the Effective Time, Mitchell Savings shall terminate the Mitchell Savings Bank Employee Stock Ownership Plan ("ESOP") by proper action of the Board of Directors of Mitchell Savings. At or as soon as administratively practicable after the Effective Time, the ESOP shall apply such cash (or convert to cash a sufficient number of shares of First Western Stock) as may be received by the ESOP with respect

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to unallocated shares of Mitchell Stock held by the ESOP at the Effective Time to the repayment in full of the outstanding ESOP indebtedness to Mitchell Bancorp (or its successor in interest). Any surplus of cash and/or Mitchell Stock remaining after repayment of such indebtedness shall be allocated to the accounts of ESOP participants (and, if required, to the accounts of former participants or their beneficiaries) in proportion to their account balances at the Effective Time.

     (g) Pension Plan. Prior to the Effective Time, Mitchell Savings shall, at the election of First Western, either terminate or freeze benefits under the Mitchell Savings Bank defined benefit pension plan ("Pension Plan") by proper action of the Board of Directors of Mitchell Savings in accordance with the terms of the Pension Plan and the requirements of ERISA and the Code.

     (h)       Stock Plans.   First Western acknowledges that the Mergers
constitute a change in control for purposes of Mitchell Bancorp's MRDP and Stock Option Plan and that all outstanding awards thereunder, totaling 25,086 shares of Mitchell Stock under the MRDP and stock options for 54,877 shares of Mitchell Stock shall be fully vested as a result of the Mergers and entitled to be exchanged for the Merger Consideration.

     6.08. Confidentiality. First Western and Mitchell Bancorp each agrees that it and their respective agents, attorneys and accountants will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph);
(ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement; (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or Regulatory Authorities in connection with the transactions described herein; or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

     In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information of or relating to such other party that were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party.

     The parties' obligations of confidentiality under this Paragraph shall survive and remain in effect following any termination of this Agreement.

     6.09. Tax-Free Reorganization. First Western and Mitchell Bancorp each undertakes and agrees to use its best efforts to cause the Mergers to qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Code, and that it will not intentionally take any action that would cause the Mergers to fail to so qualify.

     6.10. Directors' and Officers' Liability Insurance. First Western shall use its best efforts to maintain Mitchell Bancorp's existing directors' and officers' liability insurance policy (or a policy similar to Mitchell Bancorp's existing policy providing comparable coverage on terms no less favorable) past the Effective Time for a period of six years covering persons who are currently covered by such policy; provided that First Western shall no make aggregate

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payments in respect of such policy (or replacement policy) which exceeds
$30,000. Following the Closing Date, First Western shall take no action to terminate prematurely such policy.

     6.11      Survival.  If First Western or any of its successors or assigns
(a) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns or First Western shall assume all of the obligations set forth in Sections 6.10 and 9.01.

                ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER

     7.01. Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (a) Approval by Governmental or Regulatory Authorities. The Mergers and other transactions described herein shall have been approved, to the extent required by law, by the FDIC, the Commissioner and the North Carolina State Banking Commission, the Administrator, and by all other Regulatory Authorities having jurisdiction over such transactions. No governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by First Western to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement to First Western as to render it inadvisable for it to consummate the Mergers. All waiting periods required following necessary approvals by any Regulatory Authorities shall have expired, and, in the case of the waiting period following approval by the FDIC, no unwithdrawn objection to the Mergers shall have been raised by the U.S. Department of Justice. All other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

     (b) Adverse Proceedings, Injunctions, Etc. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits the Mergers or any of the other transactions described herein or any of the parties hereto from consummating any such transaction; (ii) any pending or threatened investigation of the Mergers or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Mergers or any other such transaction; or (iii) any suit, action or proceeding by any person (including any Regulatory Authority), pending or threatened before any court or governmental agency, in which it is sought to restrain or prohibit Mitchell or First Western from consummating the Mergers or carrying out any of the terms or provisions of this Agreement; or (iv) any other suit, claim, action or proceeding pending or threatened against Mitchell or First Western or any of their officers or directors that shall reasonably be considered by Mitchell Bancorp or First Western to be materially burdensome in relation to the proposed Mergers or materially adverse in relation to the financial condition of either such corporation, and that has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

     (c) Approval by Boards of Directors and Shareholders. The Boards of Directors of Mitchell Bancorp and First Western shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of Mitchell Bancorp and First Western shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and By-Laws.

     (d) Tax Opinion. First Western and Mitchell Bancorp shall have received, in form and substance satisfactory to them, an opinion of Deloitte & Touche L.L.P. substantially to the effect that: (i) for federal income tax

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purposes, consummation of the Mergers will constitute a "reorganization" as defined in Section 368(a)(1)(A) of the Code; and (ii) that no taxable gain will be recognized by a shareholder of Mitchell Bancorp upon such shareholder's receipt of the Merger Consideration in exchange for his or her Mitchell Stock, except to the extent cash is received. In rendering its opinion, Deloitte & Touche L.L.P. may rely on representations contained in certificates of officers of First Western and Mitchell Bancorp.

     (e) No Termination. This Agreement shall not have been terminated by any party hereto.

     (f) Consulting Agreement. The consulting agreement described in Paragraph 6.07 above shall have been executed by the parties hereto.

     (g) Nasdaq SmallCap Listing. The First Western Stock shall have been approved for listing on the Nasdaq SmallCap Market as of the Effective Time.

     7.02.     Additional Conditions to Mitchell's Obligations.
Notwithstanding any other provision of this Agreement to the contrary, Mitchell Bancorp's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (a) Material Adverse Change. There shall not have been any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Western, and there shall not have occurred any event or development and there shall not exist any condition or circumstance that, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

     (b) Compliance with Laws. First Western shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Western.

     (c) First Western's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by Mitchell Bancorp as provided in Paragraph 10.03 below, each of the representations and warranties of First Western contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes that do not, in the aggregate, have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of First Western; and (ii) as otherwise contemplated by this Agreement. First Western shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

     Mitchell Bancorp shall have received a certificate dated as of the Closing Date and executed by First Western and its President and Chief Financial Officer to the foregoing effect.

     (d) Legal Opinion of First Western Counsel. Mitchell Bancorp shall have received from The Sanford Holshouser Law Firm PLLC, General Counsel of First Western, a written opinion dated as of the Closing Date and substantially in the form of Exhibit 7.02 attached hereto or otherwise in form and substance reasonably satisfactory to Mitchell Savings.

     (e) Other Documents and Information from First Western. First Western shall have provided to Mitchell Bancorp correct and complete copies of its Bylaws, Articles of Incorporation and Board resolutions (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents

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and information as may be reasonably requested by Mitchell Bancorp or its counsel.

     (f) Fairness Opinion. Mitchell Bancorp shall have received from RP Financial a written opinion (the "Fairness Opinion"), dated as of a date preceding the mailing of the Joint Proxy Statement to its shareholders in connection with the Mitchell Meeting, to the effect that the terms of the Mergers are fair, from a financial point of view, to Mitchell Bancorp and the Shareholders. RP Financial shall have delivered a letter to Mitchell Bancorp, dated as of a date within five days preceding the Closing Date, to the effect that it remains RP Financial's opinion that the terms of the Mergers are fair, from a financial point of view, to Mitchell Bancorp and the Shareholders.

     (g) Articles of Merger; Other Actions. Articles of Merger in the form described in Paragraph 1.05 above shall have been duly executed and delivered by First Western as provided in that Paragraph.

     (h) Acceptance by Mitchell's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Mitchell Bancorp's legal counsel.

     (i) Cash Merger Consideration. First Western shall have provided Mitchell with satisfactory evidence of its ability to pay the Cash Merger Consideration and that the Cash Merger Consideration has been deposited with the Exchange Agent.

     7.03. Additional Conditions to First Western's Obligations. Notwithstanding any other provision of this Agreement to the contrary, First Western's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (a) Material Adverse Change. There shall not have occurred any event or development the effect of which would constitute a material adverse effect on Mitchell.

     (b) Compliance with Laws; Adverse Proceedings, Injunction, Etc. Mitchell Bancorp and its subsidiaries shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mitchell Bancorp and its subsidiaries considered as one enterprise.

     (c) Mitchell's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by First Western as provided in Paragraph 10.03 below, each of the representations and warranties of Mitchell Bancorp and its subsidiaries contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes that are not, in the aggregate, materially adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mitchell Bancorp and its subsidiaries considered as one enterprise, and (ii) as otherwise contemplated by this Agreement. Mitchell Bancorp shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

     First Western shall have received a certificate dated as of the Closing Date and executed by Mitchell Bancorp and its President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by First Western.

     (d) Legal Opinion of Mitchell Counsel. First Western shall have received from Mitchell Bancorp's special counsel, Breyer & Aguggia LLP, a written opinion, dated as of the Closing Date and substantially in the form of
Exhibit 7.03 attached hereto or otherwise in form and substance reasonably satisfactory to First Western.

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     (e)       Other Documents and Information from Mitchell.  Mitchell
Bancorp shall have provided to First Western correct and complete copies of Mitchell Bancorp's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Mitchell's Bancorp's Secretary), together with certificates of the incumbency of Mitchell Bancorp's officers and such other closing documents and information as may be reasonably requested by First Western or its counsel.

     (f) Fairness Opinion. First Western shall have received from The Carson Medlin Company ("Carson Medlin") a written opinion (the "Fairness Opinion"), dated as of a date preceding the mailing of the Joint Proxy Statement to its shareholders in connection with the First Western Meeting, to the effect that the terms of the Mergers are fair, from a financial point of view, to First Western and its shareholders; and, Carson Medlin shall have delivered a letter to First Western, dated as of a date within five days preceding the Closing Date, to the effect that it remains Carson Medlin's opinion that the terms of the Mergers are fair, from a financial point of view, to First Western and its shareholders.

     (g) Acceptance by First Western's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to First Western's legal counsel.

     (h) Compliance with Securities and Other "Blue Sky" Requirements. First Western shall have taken all such other actions, if any, as it shall consider to be required by applicable state securities laws (i) to cause the First Western Stock to be issued upon consummation of the Mergers, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and
(iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

     (i) Articles of Merger; Other Actions. Articles of Merger in the form described in Paragraph 1.05. above shall have been duly executed and delivered by Mitchell Bancorp as provided in that Paragraph.

               ARTICLES VIII.  TERMINATION; BREACH; REMEDIES

     8.01. Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Mitchell Bancorp), this Agreement may be terminated by the mutual agreement of First Western and Mitchell Bancorp. Upon any such mutual termination, all obligations of Mitchell Bancorp and First Western hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04 above.

     8.02. Unilateral Termination. This Agreement may be terminated by either First Western or Mitchell Bancorp (whether before or after approval hereof by Mitchell Bancorp's shareholders) upon written notice to the other party and under the circumstances described below.

     (a) Termination by First Western. This Agreement may be terminated by First Western by action of its Board of Directors:

               (i) if Mitchell Bancorp shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Articles IV or VI herein in any material respect;

               (ii) if First Western determines at any time that any of Mitchell Bancorp's or its subsidiaries' representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance that has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or

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     misleading in any material respect; or

               (iii) if any of the conditions of the obligations of First Western (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by First Western, or if the Mergers shall not have become effective on or before March 31, 1999, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

     However, before First Western may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph, it shall give written notice to Mitchell Bancorp as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by First Western shall not become effective if, within thirty (30) days following the giving of such notice, Mitchell Bancorp shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of First Western.

     (b) Termination by Mitchell Bancorp. This Agreement may be terminated by Mitchell Bancorp by action of its Board of Directors:

               (i) if First Western shall have violated or failed to fully perform any of its respective obligations, covenants or agreements contained in Article V or VI herein in any material respect;

               (ii) if Mitchell Bancorp determines that any of First Western's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance that has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

               (iii) if any of the conditions of the obligations of Mitchell Bancorp (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by Mitchell Bancorp, or if the Mergers shall not have become effective on or before March 31, 1999, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

     However, before Mitchell Bancorp may terminate this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph, it shall give written notice to First Western as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Mitchell Bancorp shall not become effective if, within thirty
(30) days following the giving of such notice, First Western shall cure such breach, default or violation or satisfy such condition the reasonable satisfaction of Mitchell Bancorp.

     (c) Extension of Expiration Date. Except as otherwise shall be agreed between the parties, in the event First Western and Mitchell Bancorp mutually shall agree to extend the March 31, 1999 expiration date, then, notwithstanding anything contained in this Agreement to the contrary and to the extent permitted by applicable law and regulations, during the period beginning March 31, 1999, and ending at the Effective Time, Mitchell Bancorp shall be permitted to declare and pay semi-annual cash dividends to its shareholders in amounts not to exceed $0.20 per share on the outstanding shares of Mitchell Stock in accordance with its past practices.

     8.03. Breach; Remedies. Except as otherwise provided below, in the event of a breach by Mitchell Bancorp of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in articles IV or VI of this Agreement, then First Western's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02 above, or, in the case of a failure to perform or violation of any obligations, agreements

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
or covenants, to seek specific performance thereof. In the event of any such termination of this Agreement by First Western, then Mitchell Bancorp shall be obligated to pay First Western liquidated damages of $250,000.

     Likewise, and except as otherwise provided below, in the event of a breach by First Western of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Mitchell Bancorp's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof. In the event of any such termination of this Agreement by Mitchell Bancorp, then First Western shall be obligated to pay Mitchell Bancorp liquidated damages of $250,000.

     Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party described in Paragraph 6.04, together with other damages recoverable at law or in equity.

                        ARTICLE IX.  INDEMNIFICATION

     9.01. Indemnification. First Western covenants and agrees that it will cause each person who is an officer or director of Mitchell Bancorp or Mitchell Savings (an "Indemnitee") at the Effective Time to be indemnified for any costs and expenses (including reasonable attorney's fees), judgements, fines, losses, claims, damages or liabilities (collectively, "Costs") arising out of such person's service as an officer or director of Mitchell Bancorp or Mitchell Savings to the fullest extent to which such Indemnitee is entitled under the Articles of Incorporation and Bylaws of Mitchell Bancorp and Mitchell Savings in effect on the date hereof (except that this provision shall not be construed so as to cause First Western to violate applicable law). First Western, upon request of such Indemnitee, shall advance expenses in connection with such indemnification. The provisions of this Paragraph
9.01 shall survive the Closing and shall be enforceable directly by each officer and director of Mitchell Bancorp or Mitchell Savings benefitted by this Paragraph 9.01.

     9.02. Procedure for Claiming Indemnification. Any Indemnitee, upon learning of such claims or liabilities, shall promptly notify First Western thereof; provided, that the failure so to notify shall not affect the obligations of First Western hereunder unless such failure materially increases First Western's liability hereunder. In the event of any litigation giving rise to a claim hereunder, (i) First Western shall have the right to assume the defense thereof, if it so elects, and First Western shall pay all reasonable fees and expenses of counsel for the Indemnitees promptly as statements therefor are received; provided, however, that First Western shall be obligated pursuant to this Paragraph to pay for only one firm of counsel for all Indemnitees in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of fact; (ii) the Indemnitees shall cooperate in the defense of any such matter; (iii) First Western shall not be liable for any settlement effected without its prior written consent; and (iv) First Western shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnitee in the manner contemplated hereby is prohibited by applicable law.



                    ARTICLE X.  MISCELLANEOUS PROVISIONS

     10.01. Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

     (a) The term "material adverse effect," when applied to a party, shall mean an event, effect, occurrence or circumstance that, alone or when taken with other breaches, events, effects, occurrences or circumstances existing concurrently therewith (including without limitation any breach of a representation or warranty contained herein by such

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
party), (i) has or is reasonably expected to have a material adverse effect on the properties, financial condition, results of operations, or business of such party and its subsidiaries, if any, taken as a whole, or (ii) would materially prevent such party's, or any affiliated party's, ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby; provided, however, that in determining whether a material adverse effect has occurred, there shall be excluded any effect the cause of which is (A) any change in banking, tax and similar laws of general applicability or interpretations thereof by courts or Regulatory Authorities; (B) any change in GAAP or regulatory accounting requirements applicable to the parties hereto; (C) any action or omission of Mitchell Bancorp or First Western or a subsidiary thereof taken with the prior written consent of First Western or Mitchell Bancorp, as applicable, in contemplation of the transaction contemplated herein; or (D) any changes in general economic conditions affecting financial institutions generally, including, but not limited to, changes in interest rates.

     (b) The term "Previously Disclosed" shall mean, as to Mitchell Bancorp or as to First Western, the disclosure of information in a letter ("Disclosure Letter") delivered by such party to the other prior to the date of this Agreement and that specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto. Information disclosed in either party's Disclosure Letter shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's Disclosure Letter and that, in connection with such disclosures, a specific reference is made in the Disclosure Letter to that Paragraph, subparagraph or item.

     (c)       The term "Environmental Laws" shall include:

               (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

               (ii) all contractual agreements, and

               (iii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Oil Pollutant Act, the Coastal Area Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substance Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time).

     10.02. Survival of Representations, Warranties, Indemnification and Other Agreements. (a) None of the representations, warranties or agreements herein shall survive the effectiveness of the Mergers, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraphs 6.07, 6.08, 6.10 and 6.11 above, and First Western's representation and warranty contained in Paragraph 3.02 and First Western's agreement to indemnify Mitchell Bancorp's and Mitchell Savings' officers and directors contained in Article 9 above, shall survive the effectiveness of the Mergers and shall be enforceable directly by each person benefitted or intended to be benefitted by such section.

     (b) Indemnification. The parties' indemnification agreements and obligations pursuant to Paragraph 9.01 above shall become effective only in the event this Agreement is not terminated, and neither of the parties shall have

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
any obligations under that Paragraph in the event of or following termination of the Mergers. First Western's indemnification agreements and obligations pursuant to Paragraph 9.02. above shall become effective only at the Effective Time, and First Western shall not have any obligation under that Paragraph prior to the Effective Time or in the event of, or following termination of, this Agreement.

     10.03. Waiver. Any term of condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party that is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term of condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

     10.04. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Mitchell Bancorp, by an agreement in writing approved by a majority of the Board of Directors of First Western and Mitchell Bancorp executed in the same manner as this Agreement; provided however, following approval of this Agreement by the shareholders of Mitchell Bancorp, no change may be made in the Merger Consideration.

     10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, by telegram or telex (confirmed in writing) or mailed by certified mail, postage prepaid, as follows:

               If to Mitchell Bancorp,
                to:                       Mitchell Bancorp, Inc.
                                          210 Oak Avenue
                                          Spruce Pine, North Carolina 28777
                                          Attn: Edward Ballew, Jr.

                    Copies to:            John F. Breyer, Jr., Esq.
                                          Breyer & Aguggia LLP
                                          1300 I Street, N.W.
                                          Suite 470 East
                                          Washington, D.C.  20005

               If to First Western, to:   First Western Bank
                                          Banks Professional Center
                                          321 West Main Street
                                          Burnsville, North Carolina  27814
                                          Attn: Ronnie E. Deyton

                    Copies to:            Ronald D. Raxter, Esq.
                                          The Sanford Holshouser Law Firm PLLC
                                          234 Fayetteville Street Mall
                                          Suite 100
                                          Raleigh, North Carolina  27601

     10.06. Further Assurance. Mitchell Bancorp and First Western each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

     10.07. Headings and Captions. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

     10.09. Severability of Provisions. The invalidity or uneforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

     10.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of the State of North Carolina, except as federal law may be applicable.

     IN WITNESS WHEREOF, Mitchell Bancorp and First Western each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                    MITCHELL BANCORP, INC.



                    By:   /s/Edward Ballew, Jr.
                          ------------------------------
                          Edward Ballew, Jr.
                          Chief Executive Officer


ATTEST:

/s/Emma Lee M. Wilson
-----------------------------
Secretary

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


                    FIRST WESTERN BANK



                    By:   /s/Ronnie E. Deyton
                          ------------------------------
                          Ronnie E. Deyton
                          President and Chief Executive Officer


ATTEST:

/s/Charles L. Ownbey
------------------------------
Secretary

                         NON-COMPETITION AGREEMENT

     With respect to the above Agreement and Plan of Merger (the "Agreement"), each of the individuals signing below agrees that the capitalized terms herein have the same meaning as in the Agreement and that:

     1. As a director of Mitchell Bancorp, unless there has been a material change in circumstances since the date of such Agreement or for any reason it would, in my reasonable opinion, violate my duty or obligations as a director to Mitchell Bancorp or to the Shareholders, I will:

          (a) Recommend to the Shareholders that they vote their shares in favor of ratification and approval of the Agreement and approval of the Mergers described in the Agreement;

          (b) Vote against any action on the part of Mitchell Bancorp that would be in violation of the Agreement; and

          (c) Vote in favor of any action on the part of Mitchell Bancorp that is necessary or appropriate to carry out the intent and purposes or the Agreement.

     2.   Further, in my individual capacity, I will:

          (a) Vote all shares of Mitchell Stock that I have the power to vote in favor of ratification and approval of the Agreement and approval of the Mergers described in the Agreement; and

          (b) During a period commencing on the date of this Agreement and ending five (5) years following the Effective Time (the "Restriction Period"), I will not "Compete" (as defined below), directly or indirectly, with Mitchell Savings or First Western in the geographic area consisting of Mitchell, McDowell, Yancey and Avery Counties, North Carolina (the "Relevant Market").

     I hereby acknowledge and agree that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect First Western's economic interest to be acquired in connection with the Merger.

     For the purposes of this Paragraph 2(b), the following terms shall have the meanings set forth below.

     Compete. The term "Compete" means: (i) soliciting deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) prior to the Effective Time, inducing or attempting to induce any Person who is a Customer of Mitchell Savings to change any depository, loan and/or other banking relationship of the Customer from Mitchell to another Financial Institution; (iv) after the Effective Time, inducing or attempting to induce any Person who was a Customer of Mitchell Savings at the Effective Time or who is a Customer of First Western to change any depository, loan and/or other banking relationship of the Customer from First Western to another Financial Institution; (v) acting as a consultant, officer, director (including an advisory or "local" director), independent contractor, or employee of any Financial Institution that has an office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business or operation of any office of such Financial Institution located in the Relevant Market; or
(vi) prior to the Effective Time, communicating to any Financial Institution the names or addresses or any financial information concerning any Person who is a Customer of Mitchell Savings; (vii) after the Effective Time, communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Mitchell Savings at the Effective Time or who is a Customer of First Western.

     Customer. The terms "Customer of Mitchell" and "Customer of First Western" mean any Person with whom Mitchell Savings or First Western, respectively, has a depository, loan, insurance and/or other banking or financial service relationship.

     Financial Institution. The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than Mitchell Savings, First Western or one of their affiliated corporations.

     Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

     This Paragraph 2(b) shall not apply to Edward Ballew, Jr. or Emma Lee M. Wilson who shall be subject to separate covenants regarding competition contained in their employment agreements with Mitchell Savings.

     WITNESS our hands and seals this the date first above written.



/s/Calvin F. Hall           (Seal)        /s/Lloyd Hise, Jr.           (Seal)
-----------------------------             -----------------------------


/s/Baxter D. Johnson        (Seal)        /s/Edward Ballew, Jr.        (Seal)
-----------------------------             -----------------------------


/s/Emma Lee M. Wilson       (Seal)        /s/Michael B. Thomas         (Seal)
-----------------------------             -----------------------------

                                 Exhibit 99

                    Press Release Dated August 13, 1998

First Western Bank                                Mitchell Bancorp, Inc.


For more information contact:
Ron Deyton, President and CEO                     Edward Ballew, CEO
First Western Bank                                Mitchell Bancorp, Inc.
704-682-0331                                      704-765-7324

FOR IMMEDIATE RELEASE                             August 13, 1998


               First Western Bank and Mitchell Bancorp, Inc.
                              Announce Merger

Burnsville and Spruce Pine, North Carolina - First Western Bank, Burnsville, North Carolina (Nasdaq Electronic Bulletin Board: FWBN), and Mitchell Bancorp, Inc., Spruce Pine, North Carolina (Nasdaq Small Cap: MBSP) today jointly announce that they have entered into a definitive agreement whereby Mitchell Bancorp, Inc. and its wholly owned subsidiary Mitchell Savings Bank, SSB will merge with First Western Bank. Under the terms of the agreement, Mitchell shareholders will have the right to elect to receive shares of First Western Bank or cash or a combination thereof, subject to the requirement that no more than 49.9% of the total merger consideration may be paid in cash. Mitchell Savings' Employee Stock Ownership Plan ("ESOP") will have first preference to the cash consideration in order to retire the loan incurred by the ESOP (outstanding balance of approximately $679,000 at June 30, 1998) to acquire shares of Mitchell common stock in Mitchell Savings' 1996 mutual-to-stock conversion. Therefore, in order to preserve the cash allocation of the total consideration, some or all of the Mitchell shareholders may not receive their desired election of cash.

Mitchell shareholders will receive 1.6 shares of First Western Bank stock in a tax free exchange for each Mitchell share so exchanged. $20.00 per share in cash will be paid for each Mitchell share which is not exchanged for First Western Bank stock. Cash will also be paid in lieu of fractional shares. The transaction has an indicated value of approximately $20.00 for each Mitchell share. The transaction is expected to be accounted for as a purchase. The combined company will operate as First Western Bank, a commercial bank chartered by the State of North Carolina.

First Western Bank, Burnsville, North Carolina was formed in 1997 to serve Yancey and Mitchell Counties and opened offices in Burnsville and Spruce Pine in December 1997. In announcing the transaction, Ron Deyton, President and Chief Executive Officer of First Western Bank, said "We couldn't be more excited about this partnership. Mitchell Savings Bank has been serving the citizens of Spruce Pine and Mitchell County for nearly 75 years. We look forward to continuing Mitchell's outstanding tradition of service and extending full service banking services to Mitchell's customers. The combined company will have a significant base of local shareholders and the resources and technology to remain competitive."

Mitchell Bancorp, Inc. is a bank holding company whose principal subsidiary, Mitchell Savings, is a $34.6 million state savings bank with one office in Spruce Pine. Edward Ballew, Chief Executive Officer of Mitchell Bancorp, Inc., said "We share a common vision with First Western Bank. Both institutions believe there is a continuing need in our markets for services that only community banks can effectively deliver, but we also know this must be done efficiently to satisfy the requirements of our shareholders. The larger First Western Bank will do both by combining the resources of the organizations while continuing to give its customers top quality, personalized service. Mitchell's customers will be able to benefit from the expanded array of services and geographic reach of the combined bank. And financially, the transaction will be good for our shareholders."

The transaction is subject to shareholder approvals of both companies, regulatory approval and other conditions.